EXHIBIT 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8, and all amendments thereto (SEC Registration No. 333-02845) of Wausau-Mosinee Paper Corporation relating to the registration of its common stock, no par value, in connection with the Wausau-Mosinee Paper Corporation Savings and Investment Plan (the "Plan") of our report dated May 31, 2001 appearing in Plan's annual report on Form 11-K for the year ended December 31, 2000.


                                   WIPFLI ULLRICH BERTELSON LLP

 July 12, 2002
 Wausau, Wisconsin
                                  -16-